                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           -----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 11, 2002



                              HANOVER DIRECT, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-12082
                       ----------------------------------
                            (COMMISSION FILE NUMBER)

                DELAWARE                                   13-0853260
   -----------------------------------            -----------------------------
      (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
            OF INCORPORATION)                        IDENTIFICATION NUMBER)

       115 RIVER ROAD, BUILDING 10
          EDGEWATER, NEW JERSEY                               07020
   -----------------------------------                   --------------
          (ADDRESS OF PRINCIPAL                            (ZIP CODE)
           EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300


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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS.

         On November 11, 2002, Hanover Direct, Inc. (the "Company") received a letter dated November 8, 2002 from the American Stock Exchange (the "Exchange") updating its position regarding the Company's compliance with certain of the Exchange's continued listing standards as set forth in Part 10 of the Amex Company Guide. Although the Company had been making favorable progress in satisfying the Exchange's guidelines for continued listing based on its compliance with the steps of its strategic business realignment program shared with the Exchange in 2001 and updated in 2002, the Exchange has informed the Company that it has now become strictly subject to the procedures and requirements of Part 10 of the Amex Company Guide. Specifically, the Company must not fall below the requirements of: (i) Section 1003(a)(i) with shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years;
(ii) Section 1003(a)(ii) with shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; and (iii) Section 1003(a)(iii) with shareholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

         The Exchange has requested that the Company submit a plan to the Exchange by December 11, 2002, advising the Exchange of action it has taken, or will take, that would bring it into compliance with the continued listing standards by December 28, 2003. The Company has notified the Exchange that it will submit such a plan to the Exchange by December 11, 2002 in an effort to maintain the listing of the Company's common stock on the Exchange.

          The management of the Exchange's Listings Qualifications Department will evaluate the plan, including any supporting documentation, and make a determination within approximately 45 days as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards by December 28, 2003, in which case the plan will be accepted by the Exchange. If the plan is accepted by the Exchange, the Company will be able to continue its listing during the plan period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan. Should the Exchange fail to accept the Company's plan, delisting procedures will begin, subject to the Company's right to appeal.
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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HANOVER DIRECT, INC.
                                        ----------------------------------------
                                                      (Registrant)


November 20, 2002                       By:      /s/ Edward M. Lambert
                                        ----------------------------------------
                                        Name:    Edward M. Lambert
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer